                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, for Use of the
[_] Preliminary Proxy Statement               Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        APPLIED VOICE TECHNOLOGY, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

Notes:

                      [LOGO OF APPLIED VOICE TECHNOLOGY]

                               ----------------

                                   NOTICE OF
                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 6, 1998

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Applied Voice Technology, Inc., a Washington corporation (the "Company"), will be held at the Bellevue Club Hotel, 11200 Southeast 6th Street, Bellevue, Washington, at 11:00 a.m., local time, on Wednesday, May 6, 1998 (the "Annual Meeting") for the following purposes:

  (1) To elect two directors of the Company.

  (2) To approve amendments to the Applied Voice Technology, Inc. 1989 Restated Stock Option Plan to increase the number of shares issuable under the plan.

  (3) To transact such other business as may come before the Annual Meeting or any adjournment or postponement thereof.

  The Board of Directors has fixed the close of business on March 3, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

  All shareholders are cordially invited to attend the Annual Meeting in person.

  To ensure representation at the Annual Meeting, shareholders are urged to mark, sign, date and return the enclosed Proxy as promptly as possible, even if they plan to attend the Annual Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for this purpose. Any shareholder attending the Annual Meeting may vote in person even if such shareholder has returned a Proxy if the Proxy is revoked in the manner set forth in the accompanying Proxy Statement.


                                          By order of the Board of Directors

                                          /s/ Roger A. Fukai

                                          Roger A. Fukai
                                          Executive Vice President of Finance
                                          and Administration, Chief Financial
                                          Officer and Secretary

Kirkland, Washington
April 7, 1998

                        APPLIED VOICE TECHNOLOGY, INC.

                               ----------------

                                PROXY STATEMENT

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Applied Voice Technology, Inc. ("AVT" or the "Company") of proxies for use at the Annual Meeting of Shareholders to be held at the Bellevue Club Hotel, 11200 Southeast 6th Street, Bellevue, Washington, at 11:00 a.m., local time, on Wednesday, May 6, 1998 or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The principal executive offices of the Company are located at 11410 N.E. 122nd Way, Kirkland, Washington 98034. It is expected that this Proxy Statement and accompanying Proxy will be mailed to shareholders on or about April 7, 1998.

RECORD DATE AND OUTSTANDING SHARES

  Only holders of record of the Company's common stock (the "Common Stock") at the close of business on March 3, 1998 are entitled to notice of and to vote at the Annual Meeting. On that date there were 5,939,344 shares of Common Stock outstanding.

REVOCABILITY OF PROXIES

  Shares represented at the Annual Meeting by properly executed proxies in the accompanying form will be voted at the Annual Meeting and, where the shareholder giving the Proxy specifies a choice, the Proxy will be voted in accordance with the specification so made. A Proxy given for use at the Annual Meeting may be revoked by the shareholder giving the Proxy at any time prior to the exercise of the powers conferred thereby. A Proxy may be revoked either by (i) filing with the Secretary of the Company prior to the Annual Meeting, at the Company's principal executive offices, either a written revocation or a duly executed Proxy bearing a later date or (ii) attending the Annual Meeting and voting in person, regardless of whether a Proxy has previously been given. Presence at the Annual Meeting will not revoke the shareholder's Proxy unless such shareholder votes in person.

QUORUM AND VOTING

  Holders of Common Stock will be entitled to one vote per share of Common Stock held. Holders of Common Stock are not entitled to cumulative voting rights in the election of directors. A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by Proxy, constitutes a quorum for the Annual Meeting.

  The nominees for election as director who receive the greatest number of votes, present in person or by Proxy at the Annual Meeting, will be elected directors. Abstention from voting on the election of the directors will have no impact on the outcome of this proposal since no vote has been cast in favor of any nominee. There can be no broker nonvotes on this matter since brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to the election of directors. The amendments to the 1989 Restated Stock Option Plan will be approved if the votes cast in favor of this proposal exceed the number the votes cast against the proposal. Abstentions from voting and broker nonvotes on this proposal will have no impact on the outcome of the proposal since no vote has been cast for or against it.

SOLICITATION OF PROXIES

  The Company has retained W.F. Doring & Company to aid in the solicitation of proxies. It is estimated that the cost of these services will be approximately $2,500 plus expenses. The cost of soliciting proxies will be borne by the Company. Proxies will be solicited by personal interview, mail and telephone. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone.

                             ELECTION OF DIRECTORS

  At the Annual Meeting, two directors are to be elected to hold office for a term of three years until the Company's annual meeting of shareholders in 2001, and until their successors shall be elected and shall qualify. The Board of Directors has no reason to believe that the nominees named below will be unable to serve as directors. If, however, a nominee becomes unavailable, the proxies will have discretionary authority to vote for a substitute nominee.

  Unless authority to do so is withheld, the persons named as proxies in the accompanying form of Proxy will vote FOR the election of the nominees listed below.

NOMINEES

  Robert F. Gilb (age 52) was appointed a director of the Company in March 1998. Mr. Gilb has been President of Robert F. Gilb Strategic & Business Consulting, L.L.C. since May 1997. From 1992 to 1997 Mr. Gilb held several positions at Microsoft Corporation, including: General Manager, Financial Analysis; General Manager, Finance; and General Manager, Worldwide Business Operations. From 1979 to 1992 Mr. Gilb was a partner with Arthur Andersen in Seattle, Washington. In his capacity as a partner at Arthur Andersen & Co., Mr. Gilb assisted clients in the computer software, biotech, retail, and distribution industries; provided services in international mergers and acquisitions, and business process reengineering, among other financial and consulting services. Mr. Gilb serves on the board of Hatch & Kirk, Inc.; is an Associate Trustee to the Pacific Science Center in Seattle; and is a member of the Seattle University Accounting Board of Advisors. Mr. Gilb has a B.S. degree in, accounting, from California State University, Long Beach.

  William L. True (age 43) has served as a director of the Company since 1985, serving as Chairman of the Company's Board from 1990 to 1994. Mr. True has also been Chairman of the Board of Gull Industries, Inc. ("Gull"), a privately held full-line petroleum distributor in the Pacific Northwest, since 1990. Prior to that, Mr. True served as Executive Vice President and a Director of Gull from 1989 to 1990. Presently, Mr. True also serves on the boards of the Seattle Art Museum and the Pike Place Market Foundation, where he is President. Mr. True holds a B.A. degree from Duke University.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES.

CONTINUING DIRECTORS--TERMS EXPIRE 1999

  Richard J. LaPorte (age 52) joined AVT in 1990 as President, Chief Executive Officer and a director. He became Chairman of the Company's Board in 1994, and also serves as a director and executive officer of certain AVT wholly owned subsidiaries. He has over 30 years of experience managing high-technology data processing, computer software and communications companies. Mr. LaPorte was President and Chief Executive Officer of Accountants Microsystems Inc. (a computer software development company) from 1985 to 1990. Prior to that, he served as President and Chief Executive Officer of Gill Management Services, Inc., and held various senior management positions at Xerox Computer Services, a division of Xerox Corporation.

  Robert L. Lovely (age 61) has served as a director of the Company since 1983. He has been President of The Lovely Corporation, d/b/a Admiral of the Fleet Cruise Center, a travel agency system specializing in cruise vacations and management consulting, since 1984. Mr. Lovely is also Executive Vice President of Travel

Automation Systems Corporation, a Company providing software to the travel industry. In addition, Mr. Lovely currently serves as a director of Westar Financial Services, Inc. Previously, he was President, Chief Executive Officer and a director of Satellite Information Systems Co., a publicly owned software development company; founder, manager and director of Illuminet, Inc., a nationwide company servicing independent telephone companies; and founder, manager, Chief Executive Officer and director of Allied Data, a data processing services company. Mr. Lovely holds a B.A. degree in mathematics from Washington State University and a M.B.A. degree from Pacific Lutheran University.

CONTINUING DIRECTOR--TERM EXPIRES 2000

  James S. Campbell (age 71) has served as a director of the Company since 1991. He is President of Management Partners International, a management consulting firm. Previously, Mr. Campbell served as Chairman, President and Chief Executive Officer of Fortune Systems Corporation (now Connectivity Technology, Inc.), President of Shugart Corp., Founder and President of Xerox Computer Services and a Corporate Vice President of Xerox. Mr. Campbell also serves as a director of Rational Software Corp. He holds a B.A. degree in business administration from the University of Wisconsin and attended the Graduate School of Business at Wisconsin.

COMPENSATION OF DIRECTORS

  Currently, the Company pays nonemployee directors other than Mr. True and Mr. Lovely an attendance fee of $1,000 for attending each meeting of the Board of Directors, in addition to reimbursing them for reasonable expenses incurred in connection with attending such meetings. All nonemployee directors are entitled to certain stock option grants pursuant to the Company's 1994 Nonemployee Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for the automatic grant of an option to purchase 5,000 shares of Common Stock to each eligible director upon his or her initial election or appointment to the Board of Directors. In addition, each eligible director automatically receives the grant of an option to purchase 2,000 shares of Common Stock immediately following each annual meeting of the Company's shareholders. The exercise price for such options is the fair market value of the Common Stock on the date of grant. Each option vests one year after it is granted and expires 10 years from the date of grant or, if earlier, 12 months after the optionee's termination of service with the Company, the optionee's death or the optionee's total disability. In the event of certain acquisitions of the Company or upon liquidation of the Company, each outstanding option will accelerate in full immediately prior to such event and will terminate upon the occurrence of such event.

INFORMATION ON COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

  The Company's Board of Directors has established a Compensation Committee and an Audit Committee.

  The Compensation Committee establishes salaries, incentives and other forms of compensation for directors, officers and other key employees of the Company, administers the Restated 1989 Stock Option Plan and recommends policies relating to benefit plans. The Compensation Committee consists of William L. True, Robert L. Lovely and James S. Campbell. The Compensation Committee held five meetings in 1997.

  The Audit Committee reviews the Company's accounting practices, internal accounting controls and financial results and oversees the engagement of the Company's independent auditors. The Audit Committee, which consists of William
L. True and James S. Campbell, two of the Company's four Directors, regularly performs these reviews in conjunction with scheduled Board of Directors meetings. There were no separate Audit Committee meetings in 1997.

  During 1997, there were nine meetings of the Board of Directors and all board members attended at least 75% of the meetings of the Board and of each Committee of which he was a member.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of March 3, 1998 certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to beneficially own more than 5% of the Common Stock,
(ii) each director and director nominee of the Company, (iii) each of the Company's executive officers for whom compensation is reported in this Proxy Statement, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

                                                                    SHARES
                                                                 BENEFICIALLY
                                                                     OWNED
                                                               -----------------
NAME OF BENEFICIAL OWNER                                        NUMBER   PERCENT
------------------------                                       --------- -------
Gull Industries, Inc.(1)...................................... 1,095,226  18.4%
 3404 4th Avenue South
 Seattle, WA 98124
William L. True(1)............................................ 1,102,976  18.6%
 3404 4th Avenue South
 Seattle, WA 98124
Kopp Investment Advisors, Inc.(2).............................   690,200  11.6%
 7701 France Avenue South, Suite 500
 Edina, MN 55435
AIM Management Group(3).......................................   470,300   7.9%
 11 Devonshire Square
 London EC2M 4Y2
 ENGLAND
The TCW Group, Inc.(4)........................................   299,600   5.0%
 865 South Figueroa Street
 Los Angeles, CA 90017
Richard J. LaPorte(5).........................................   314,408   5.0%
Roger A. Fukai(6).............................................    81,525   1.4%
Timothy A. Wudi(7)............................................    47,715     *
Robert Lovely(8)..............................................    32,750     *
Greg R. Blanpied(9)...........................................    30,673     *
Michael C. Freebairn(10)......................................    25,409     *
James S. Campbell(11).........................................     6,000     *
Robert F. Gilb(12)............................................       -0-     *
All directors and executive officers as a
 group (10 persons) (13)...................................... 1,663,350  25.6%

--------
  *   Less than 1%
 (1) Includes 1,095,226 shares owned by Gull. Mr. True is Chairman of the Board of Gull, and shares voting power and the ability to control the dispositions of such shares. Shares beneficially owned by Mr. True include 7,750 share issuable upon exercise of stock options that are currently exercisable or that are exercisable within 60 days.
 (2) Based on Schedule 13G dated February 6, 1998, Kopp Investment Advisors, Inc. beneficially owns 690,200 shares, and voting and dispositive power as to those shares is shared with Kopp Holding Company and LeRoy C. Kopp.
 (3) Based on Schedule 13G dated February 9, 1998, AIM Management Group, Inc. beneficially owns 470,300 shares, and voting and dispositive power as to those shares is shared with certain of its affiliates.
 (4) Based on Schedule 13G dated February 12, 1998, The TCW Group, Inc., beneficially owns 299,600 shares.

 (5) Includes 311,708 shares issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.
 (6) Includes 81,500 shares issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.
 (7) Includes 44,214 shares issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.
 (8) Includes 19,250 shares issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.
 (9) Represents shares issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.
(10) Includes 25,009 shares issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.
(11) Includes 4,000 shares issuable upon exercise of stock options that are currently exerciseable or are exercisable within 60 days.
(12)  Mr. Gilb was nominated to the Board of Directors on March 24, 1998.
(13) Includes 545,773 shares issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days.

                              EXECUTIVE OFFICERS

  The executive officers of the Company and their ages as of March 14, 1998 are as follows:

                                                                        OFFICER
        NAME                 AGE                POSITION                 SINCE
        ----                 ---                --------                -------
Richard J. LaPorte..........  52 Chairman of the Board, President and    1990
                                 Chief Executive Officer
Greg R. Blanpied............  50 Executive Vice President & Chief        1991
                                 Technology Officer
Roger A. Fukai..............  45 Executive Vice President of Finance &   1991
                                 Administration and Chief Financial
                                 Officer
Michael (Corey) Freebairn...  34 Senior Vice President of International  1996
Joseph A. Staples...........  38 Senior Vice President of Worldwide      1996
                                 Marketing
Timothy A. Wudi.............  48 Senior Vice President of North          1996
                                 American Dealer Sales

  For Mr. LaPorte's biographical summary, see "Election of Directors."

  Mr. Blanpied serves as AVT's Executive Vice President & Chief Technology Officer. Mr. Blanpied joined the Company in 1991, and served as the Company's Senior Vice President of Engineering and Operations until his appointment to his current position in 1997. Prior to joining AVT, Mr. Blanpied was Vice President of Engineering at Votan, a division of Moscom Corporation, a voice processing and voice recognition company, from 1989 to 1991. Prior to that, he was Vice President of Software Development and Operations for Compufact, a division of Computer Sciences Corporation; the Managing Partner in Trillium, a software engineering consulting company; and Vice President of Technology Planning and Development and Vice President of Systems Programming for Xerox Computer Services.

  Mr. Fukai serves as AVT's Executive Vice President of Finance & Administration and Chief Financial Officer. Mr. Fukai joined the Company in 1988, as the Company's Director of Finance and served as Senior Vice President of Finance & Administration and Chief Financial Officer from 1991 until his appointment to his current position in 1997. Mr. Fukai also serves as a director and executive officer of certain AVT wholly owned subsidiaries. Prior to joining AVT, Mr. Fukai was Controller at Advanced Technology Laboratories, Inc., a manufacturer of diagnostic medical imaging equipment. Mr. Fukai is a C.P.A and holds a B.A. degree in business administration from Washington State University.

  Mr. Freebairn serves as AVT's Senior Vice President of International. Prior to joining AVT on March 1, 1996, Mr. Freebairn was Director of Worldwide Sales for Canopy Technologies, Inc., a software sales and marketing corporation. Mr. Freebairn was Regional Director of International at WordPerfect Corporation, a division of Novell, Inc., from 1988 through 1994. Mr. Freebairn holds a B.A. degree in English from Brigham Young University and an M.B.A. degree from the University of Phoenix.

  Mr. Staples serves as AVT's Senior Vice President of Worldwide Marketing. Prior to joining AVT on February 26, 1996, Mr. Staples was Vice President of Marketing at Callware Technologies, Inc., a developer of Novell Network based call processing applications from 1994 to 1996. Prior to that, he was Senior Product Marketing Manager for Novell, Inc. Mr. Staples holds a B.A. degree in business administration from the University of Phoenix.

  Mr. Wudi serves as AVT's Senior Vice President of North American Dealer Sales. Mr. Wudi joined the Company in 1991 as Business Development Manager, and served as Vice President, U.S. Dealer Sales from 1993 until his appointment to his current position in 1996. Prior to that, Mr. Wudi was employed from 1990 to 1991 at VMX, a subsidiary of Octel Communications Corporation, as National Accounts Manager. Mr. Wudi is a C.P.A. and holds a B.S. degree in business administration, accounting and marketing from Central Michigan University.

                            EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

  The following table sets forth certain information as to the Company's Chief Executive Officer, each of the four other most highly compensated executive officers and for services rendered in all capacities for the Company during the fiscal years ended December 31, 1997, 1996 and 1995 (the "named executive officers").

                          SUMMARY COMPENSATION TABLE

                                                                        LONG TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                       ------------
                                        ANNUAL COMPENSATION
                              ----------------------------------------  SECURITIES   ALL OTHER
   NAME AND PRINCIPAL                                  OTHER ANNUAL     UNDERLYING  COMPENSATION
        POSITION         YEAR SALARY($) BONUS($)(1) COMPENSATION($)(2)  OPTIONS(#)     ($)(3)
   ------------------    ---- --------- ----------- ------------------ ------------ ------------
Richard J. LaPorte...... 1997 $227,240   $110,484            --              --        $2,850
 President & Chief       1996  210,025     90,714            --              --         2,747
 Executive Officer       1995  201,800     93,654            --          240,000        1,373

Greg R. Blanpied........ 1997  135,917     39,506            --              --        $2,850
 Executive Vice          1996  123,600     29,169            --              --         2,850
 President & Chief       1995  118,725     25,401            --           50,000        1,350
 Technology Officer

Roger A. Fukai.......... 1997  137,000     39,506            --              --        $2,850
 Executive Vice          1996  102,500     26,752            --           50,000        2,850
 President of Finance    1995   96,400     22,834            --           70,000        1,164
 and Administration &
 Chief Financial Officer

Timothy A. Wudi......... 1997  110,167     13,838         40,830          10,000       $2,850
 Senior Vice President   1996   88,916        --          45,438          25,000        2,850
 of North American       1995   77,000        --          56,660          25,000          --
 Dealer Sales

Michael (Corey)
 Freebairn.............. 1997  110,000     13,838         48,093           5,000       $  437
 Senior Vice President   1996   91,667        --          30,004          35,000       21,327
 of International

--------
(1) Represents bonuses paid pursuant to the Company's Management Incentive Compensation Plan described in the Compensation Committee Report below.
(2) Consists of sales commissions.
(3) For 1997 consists of matching contributions to the Company's 401 (k) plan.

OPTION GRANTS IN 1997


  The following table provides information on grants of stock options in 1997 to the named executive officers.

                                                                            POTENTIAL
                                                                            REALIZABLE
                                                                             VALUE AT
                                                                          ASSUMED ANNUAL
                                                                          RATES OF STOCK
                                                                              PRICE
                                                                           APPRECIATION
                                                                            FOR OPTION
                                        INDIVIDUAL GRANTS)                  TERM($)(3)
                         ------------------------------------------------ --------------
                           NUMBER OF     PERCENT OF
                          SECURITIES   TOTAL OPTIONS
                          UNDERLYING     GRANTED TO   EXERCISE
                            OPTIONS     EMPLOYEES IN  OR BASE  EXPIRATION
NAME                     GRANTED(#)(1) FISCAL YEAR(2) PRICE($)    DATE      5%     10%
----                     ------------- -------------- -------- ---------- ------ -------
Timothy A. Wudi.........    10,000          4.14%      13.75   1/27/2007  86,473 219,140
Michael (Corey)
 Freebairn..............     5,000          2.07%      13.75   1/27/2007  43,237 109,570

                          STOCK OPTION GRANTS IN 1997
--------
(1) The options vest on a three year schedule, with 32.8% of the options becoming exercisable one year after the grant date and an additional 2.8% becoming exercisable each month thereafter until the options are fully vested three years after the grant date. The exercise price of the options is the fair market value of the Company's stock on the grant date.
(2) The Company granted 84,700 stock options to employees in 1997.
(3) Assumes all options are exercised at the end of their respective ten-year terms. Stock price appreciation based on growth rates assumed for each option individually.

OPTION EXERCISES AND YEAR-END VALUES

  The following table sets forth certain information regarding option exercises in 1997 and options held as of December 31, 1997 by each of the named executive officers.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                       OPTIONS HELD AT      IN-THE-MONEY OPTIONS  AT
                                          VALUE     DECEMBER 31, 1997(#)     DECEMBER 31, 1997($)(1)
                         SHARES ACQUIRED REALIZED ------------------------- -------------------------
NAME                     ON EXERCISE (#)   ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     --------------- -------- ----------- ------------- ----------- -------------
Richard J. LaPorte......     50,000      $726,875   401,708      120,000    $9,678,914   $1,904,400
Greg R. Blanpied........     20,000       380,000    80,673       25,000     1,909,921      396,750
Roger A. Fukai..........      8,000       124,000    98,400       68,600     2,137,350    1,135,050
Timothy A. Wudi.........      3,500        66,812    36,386       32,614       729,376      567,624
Michael (Corey)
 Freebairn..............          0             0    20,300       19,700       390,775      364,225

--------
(1) Calculated based on the difference between the option exercise price and the fair market value of the Common Stock on December 31, 1997.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee (the "Committee") consists of James S. Campbell, Robert L. Lovely and William L. True, each of whom is a nonemployee director of the Company. The Committee is responsible for establishing and administering compensation policies and programs for executive officers of the Company. This report reflects the Company's compensation philosophy as endorsed by the Committee.

  The Company's executive compensation program has been designed to ensure that compensation provided to executive officers is closely aligned with the Company's business objectives and financial performance, and to enable the Company to attract and retain those officers who contribute to the Company's long-term success.

  Executive compensation generally consists of three components: base salary, annual cash bonus, and long-term incentive awards. The Committee establishes each executive's compensation package by considering: (i) the salaries of executive officers in similar positions in companies in the same industry as the Company and in related industries; (ii) the experience and contribution levels of the individual executive officer; and (iii) the Company's financial performance. The Committee also relies on the recommendations of the Chief Executive Officer in matters related to the individual performance of the other executive officers, because the Committee believes that the Chief Executive Officer is the most qualified to make this assessment.

 Executive Officer Compensation

  The Chief Executive Officer annually recommends executive officer compensation programs to the Committee after the Board of Directors has approved the annual operating plan. Individual base salaries are based on historical practice, subjective evaluation of individual performance levels and contributions to Company business objectives, as well as comparisons to the salaries of executive officers in similar positions in companies in the same industry as the Company and in related industries as determined from surveys obtained from various sources. In general, base salaries paid to the Company's executive officers are near the median for comparable positions in the surveyed companies. The Committee does not assign relative weights to the factors it considers in establishing base salaries. The companies in the surveys reviewed may include some, but not all, of the companies that comprise the Hambrecht & Quist Communications Sector Index shown in the performance graph following this report.

  Annual cash bonuses for executive officers (other than those who receive commissions) are awarded under the Company's Management Incentive Compensation Plan (which also includes other key employees), and are based on the Company's annual financial and individual performance goals, as approved in the annual operating plan. The target total incentive award is established as a percentage of each executive officer's annual base salary. The largest portion of this potential award relates to achievement of the Company's operating income goals. If the Company's operating income is less than 70% of the goal, no profit-oriented incentive award is paid out. If the 70% threshold is satisfied, each individual's profit-oriented incentive award is calculated by dividing actual operating income achieved by the approved goal and multiplying the result by such individual's target. In 1997, the Company achieved 94% of its operating income goal. Total executive officer cash bonuses in 1997 (including individual performance awards and commissions) averaged 42% of base salary in 1997.

  The Committee also grants stock options to executive officers to provide long-term incentives that are aligned with the creation of increased shareholder value over time. Such options have typically been granted at fair market value at the date of grant. In 1997 the Committee granted 25,000 options to executive officers at an exercise price equal to fair market value on the date of grant. As discussed below, no additional options were granted to the Company's Chief Execuitive Officer or other senior executives in 1997 as certain grants with performance vesting provisions made to these individuals in 1995 were intended to be the only grants to these individuals for approximately 3 years.

  In 1995, the Committee granted options to purchase 240,000 shares to Mr. LaPorte and options to purchase an aggregate of 145,000 shares to the other current named executive officers. In 1996 the Committee amended the vesting provisions of these options because it determined that the vesting provisions were not competitive in the current marketplace and therefore the options were not achieving their objectives of incentivizing and retaining the Company's key employees. On October 13, 1997 the Committee determined that the stock price performance requirement under the amended vesting schedule was substantially met and 50% of these options vested. The remaining 50% of these options will vest on August 4, 1998 if the average trading price of the Company's Common Stock for the three months prior to such date is at least $22.92 per share. If the stock price goal is not met, the options will vest in full on August 4, 1999.

 Compensation of the Chief Executive Officer

  Mr. LaPorte's compensation program follows the same general philosophy and framework as other executive officers, consisting of base salary, annual cash bonuses and long-term incentive awards. Mr. LaPorte's total compensation package is near the median for chief executive officers of other companies in the Company's industry and in related industries. Like all key employees of the Company, Mr. LaPorte participates in the Management Incentive Compensation Plan. For 1997, the largest portion of his annual cash bonus related to the Company's achievement of 94% of operating income target as described above. Mr. LaPorte's total annual cash bonus for 1997 represented 47% of his base salary.

  Section 162(m) of the Internal Revenue Code of 1986, as amended, includes potential limitations on the deductibility for federal income tax purposes of compensation in excess of $1 million paid or accrued with respect to any of the Company's five highest-paid executives. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Committee does not anticipate there will be any such nondeductible compensation in the foreseeable future.

                                          Compensation Committee

                                          James S. Campbell
                                          Robert L. Lovely
                                          William L. True

PERFORMANCE GRAPH

  The following graph compares the cumulative total return to holders of the Company's Common Stock with the cumulative total return of the Nasdaq US Stock Market and the Hambrecht & Quist Communications Sector Index for the period beginning December 8, 1994, the first day of trading of the Common Stock, and ending December 31, 1997, the end of the Company's last fiscal year.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                        APPLIED VOICE TECHNOLOGY, INC.
                          NASDAQ US STOCK MARKET AND
                 HAMBRECHT & QUIST COMMUNICATIONS SECTOR INDEX



                        PERFORMANCE GRAPH APPEARS HERE

                              APPLIED          NASDAQ         H&Q
Measurement Period             VOICE           STOCK     COMMUNICATIONS
(Fiscal Year Covered)        TECHNOLOGY     MARKET-U.S.      SECTOR
---------------------        ----------     -----------  --------------
Measurement Pt-12/08/1994     $100.00         $100.00       $100.00
FYE 12/31/1994                $128.85         $104.56       $118.52
FYE 12/31/1995                $105.77         $147.87       $188.87
FYE 12/31/1996                $ 94.23         $181.88       $216.69
FYE 12/31/1997                $217.31         $223.19       $205.15

  Assumes $100 invested in Applied Voice Technology, Inc. Common Stock, the Nasdaq US Stock Market, the Hambrecht & Quist Communications Sector Index, with all dividends reinvested. Stock price shown above for the Common Stock is historical and not necessarily indicative of future price performance.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10% shareholders are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no forms were required for those persons, the Company believes that during the 1997 fiscal year all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with by such persons, except for late filings by Gull Industries and a former Director relating to sales of securities in January 1997, and late filings for option grants issued to Roger
A. Fukai in December of 1996 and Timothy A. Wudi, Joseph A. Staples and Michael C. Freebairn in January 1997.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Richard J. LaPorte, Chairman of the Board, President and Chief Executive Officer of the Company, is party to an Employment Agreement (the "Employment Agreement") with the Company dated May 1, 1993. The Employment Agreement provided for an initial option grant to Mr. LaPorte and established Mr. LaPortes initial base salary, which has subsequently been increased by the Compensation Committee based upon Company and individual performance, and provided for an annual bonus based on the achievement of personal and financial objectives agreed upon by the Compensation Committee and Mr. LaPorte. Under the Employment Agreement, Mr. LaPorte is entitled to a bonus of at least 50% of his base salary if all specific objectives are met. Mr. LaPorte is also entitled to be reimbursed by the Company for reasonable expenses incurred in performing his duties under the Employment Agreement, and to participate in such benefit plans as are generally available to the Company's executive officers. Mr. LaPorte is also entitled, in the event that he is terminated without cause, to his annual base salary and bonus pro rated through the termination date, in addition to a severance package consisting of his annual base salary and benefits for a period of 12 months from the termination date (or until he commences other full-time employment). The Employment Agreement is automatically extended on each January 1 for consecutive one-year terms if neither the Company nor Mr. LaPorte notifies the other party to the contrary by October 1 of the prior year.

             PROPOSAL TO AMEND THE APPLIED VOICE TECHNOLOGY, INC.

                        1989 RESTATED STOCK OPTION PLAN

  General. In December 1988, the Company adopted the 1989 Restated Stock Option Plan (the "1989 Plan"), which, as amended on August 4, 1995 and February 1, 1996, provides for the grant of options to purchase up to 1,850,000 shares of Common Stock to selected employees, directors, officers, agents, consultants and independent contractors. The Company believes that such options are necessary to attract and retain the services of such persons and to provide added incentive to them by encouraging stock ownership in the Company.

  Proposed Amendments. The Board of Directors approved proposed amendments to the 1989 Plan on January 20, 1998. The 1989 Plan, as proposed to be amended, is attached hereto as Appendix A and incorporated herein by reference. The Company's shareholders will be asked at the Annual Meeting to consider and approve these amendments to the 1989 Plan, which are described below.

  The amendments would reserve an additional 1,000,000 shares of Common Stock for issuance pursuant to options granted under the 1989 Plan, bringing the total number of shares that could be issued under the 1989 Plan to 2,850,000. In addition, the Board amended the 1989 Plan to eliminate the fixed termination date provision of the 1989 Plan and to allow for the grant of Incentive Stock Options up to 10 years after the adoption of any amendment to the 1989 Plan by the Board of Directors and the shareholders of the Company. The Board of Directors believes that the additional options and the extended duration of the 1989 Plan would promote the interests of the Company and its shareholders by assisting the Company in attracting, retaining and stimulating the performance of officers and key employees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

  Description of the 1989 Plan. Options may be granted as incentive stock options ("ISOs") or nonqualified stock options ("NSOs") to any selected employee, director, officer, agent, consultant or independent contractor of the Company. Directors who are not also employees of the Company are not eligible to receive options under the 1989 Plan but are eligible to receive options under the Director Plan. As of December 31, 1997, options to purchase an aggregate of 1,135,922 shares of Common Stock were outstanding under the 1989 Plan (net of forfeitures by such employees who subsequently terminated their employment with the Company) at exercise prices ranging from $3.00 to $30.88 per share, with a weighted average exercise price of $14.06 per share. These options were held by employees of the Company. As of December 31, 1997, options with respect to 315,492 shares of Common Stock remained available for grant under the 1989 Plan (options with respect to 1,315,492 shares will be available if the 1989 Plan is amended as proposed above).

  Administration. The 1989 Plan is currently administered by the Compensation Committee of the Board of Directors (the "Plan Administrator"), which determines the persons to whom options are granted, the number of shares subject to each option, the exercise price per share, the vesting schedule and the option term. The Plan Administrator has full authority to construe and interpret the 1989 Plan, to administer the 1989 Plan, and to make all determinations in connection with the 1989 Plan and options granted thereunder as it may deem necessary or advisable.

  Term of 1989 Plan. The 1989 Plan was effective as of December 29, 1988. Under the 1989 Plan in its current form, grants may be made from time to time until December 29, 1998, at which time the Plan terminates automatically. If amended as proposed, however, the 1989 Plan will continue indefinitely until otherwise terminated by the Board of Directors. In addition, the 1989 Plan as proposed to be amended will allow for the grant of ISOs up to ten years after the adoption of any amendment to the 1989 Plan by the Board of Directors and the shareholders of the Company.

  Vesting, Form and Maturity of Options. With respect to all ISOs granted under the 1989 Plan exercisable for the first time by a participant during any calendar year that exceed $100,000, such options shall be treated as NSOs. Options generally vest over a four-year period from the date of grant. In addition, outstanding options vest upon the occurrence of certain events, including certain mergers and business combinations and other changes in control of the Company. Options are nontransferable except by will or the laws of descent and distribution. Options granted under the 1989 Plan are typically exercisable until ten years after the date of grant (five years in the case of employees who hold more than 10% of the voting power of the Common Stock). Options generally terminate within twelve months of the optionee's termination of employment with the Company for death or disability and within three months of the optionee's termination of employment with the Company for any other reason.

  Exercise of Options. The exercise prices of ISOs must be equal to or greater than the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of employees who hold 10% or more of the voting power of the Common Stock). The exercise prices of NSOs may be less than the fair market value of the Common Stock on the date of grant. The exercise price may be paid to the Company in cash or, at the discretion of the Compensation Committee, by delivery of Common Stock already owned by the optionee for a period of at least six months (valued at its fair market value at the time of exercise) a full recourse promissory note, or an exercise notice accompanied by irrevocable instructions to a broker to deliver sale or loan proceeds to the Company.

  Federal Income Tax Consequences. The following discussion summarizes the material federal income tax consequences of participation in the 1989 Plan. The discussion is general in nature and does not address issues related to the income tax circumstances of any individual employee. The discussion is based on federal income tax laws in effect on the date hereof and is, therefore, subject to possible future changes in law. The discussion does not address the consequences of state, local or foreign tax laws.

  There are no tax consequences to the Company or the optionee upon the grant of an NSO under the 1989 Plan. Upon exercise of an NSO, an optionee recognizes ordinary income equal to the difference between the exercise price for the shares and the fair market value of the shares on the date of exercise. The Company is entitled to a corresponding tax deduction equal to the amount of ordinary income recognized by the optionee at the time of exercise, provided that the deduction is not otherwise subject to any limitation under the Internal Revenue Code, including the limitation on deductibility of certain compensation payments in excess of $1 million.

  An optionee does not recognize income upon grant or exercise of an ISO, except that the excess of the fair market value of the shares at the time of exercise over the option price will be income for purposes of calculating the optionee's alternative minimum tax, if any. An option loses its status as an ISO and becomes an NSO if the optionee exercises the ISO (i) more than three months after the optionee terminates employment or retires for reasons other than death or disability or (ii) more than one year after the optionee terminates employment because of disability. If an optionee does not make a "disqualifying disposition" (defined below) of an ISO, the gain, if any, upon a subsequent sale (i.e., the excess of the proceeds received over the option price) will be "mid-term" capital gain if the shares are sold more than twelve months but not more than eighteen months after exercise, and "long-term capital gain" if the shares are sold more than eighteen months after exercise.

  For shares acquired through exercise of an ISO, a "disqualifying disposition" is a transfer of the shares (i) within two years after the grant of the ISO or (ii) within one year after the transfer of the shares to the optionee pursuant to the ISO's exercise. If the optionee makes a disqualifying disposition, the optionee generally will recognize income in the year of the disqualifying disposition equal to the excess of the amount received for the shares over the option price. Of that income, the portion equal to the excess of the fair market value of the shares at the time the ISO was exercised over the option price will be ordinary income and the balance, if any, will be long-term, mid-term or short-term capital gain, depending on whether the shares were sold more than one year after the ISO was exercised.

  The Company is entitled to a deduction with respect to an ISO only in the taxable year of the Company in which a disqualifying disposition occurs. In that event, the deduction would be equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise subject to any limitation under the Code.

  Amendment of the 1989 Plan. Except as described in the next paragraph, the Board of Directors may from time to time amend the 1989 Plan as it deems proper and in the best interests of the Company without further approval of the shareholders.

  The Board of Directors may not amend certain features of the 1989 Plan without the approval of the Company's shareholders to the extent such approval is required for compliance with Section 422 of the Code with respect to ISOs and with Section 162(m) of the Code. Such amendments would include (i) materially increasing the maximum number of shares of Common Stock that may be issued under the Plan, (ii) materially modifying the requirements as to eligibility for participation in the 1989 Plan, or (iii) otherwise materially increasing the benefits accruing to participants in the 1989 Plan.

  As of March 3, 1998, the last reported sale price per share of Common Stock on the Nasdaq National Market was $32.13.

NEW PLAN BENEFITS

  Since awards under the 1989 Plan are discretionary, total awards that may be granted for the current fiscal year are not determinable until completion of the year. During 1997, options to purchase an aggregate of 25,000 shares of Common Stock were granted under the 1989 Plan to all executive officers of the Company as a group at an average exercise price of $13.75, and options to purchase an aggregate of 84,700 shares were granted to all other employees of the Company as a group (including officers who are not executive officers) at an average exercise price of $16.17. Options granted during 1997 to the named executive officers are set forth in the table under "Option Grants in 1997" on page 9. No options were granted under the 1989 Plan during 1997 to directors or nominees who are not also executive officers of the Company.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected Arthur Andersen LLP, independent public accountants, to act as independent auditor of the Company for the fiscal year ending December 31, 1998. Arthur Andersen LLP has been the Company's auditor since November 1990.

  A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement, if the representative so desires, and is expected to be available to respond to appropriate questions from shareholders.

                                OTHER BUSINESS

  The Board of Directors does not intend to present any business at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders, and has no present knowledge that any others intend to present business at the meeting. If, however, other matters requiring the vote of the shareholders properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying form of Proxy will have discretionary authority to vote the proxies held them in accordance with their judgment as to such matters.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals intended for inclusion in the Proxy materials for the Company's 1999 Annual Meeting of Shareholders must be received by the Company not later than December 8, 1998.

  Such proposals should be directed to the Corporate Secretary, Applied Voice Technology, Inc., 11410 N.E. 122nd Way, Kirkland, Washington 98034.

                    ANNUAL REPORT AND FINANCIAL STATEMENTS

  A copy of the Company's 1997 Annual Report to Shareholders, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, accompanies this Proxy Statement.

                                          By Order of the Board of Directors

                                          /s/ Roger A. Fukai

                                          Roger A. Fukai
                                          Senior Vice President of Finance and
                                          Administration, Chief Financial
                                          Officer and Secretary

Kirkland, Washington
April 7, 1998

                                                                     APPENDIX A

                        APPLIED VOICE TECHNOLOGY, INC.

                        1989 RESTATED STOCK OPTION PLAN

                         AS RESTATED ON MARCH 24, 1998

                              SECTION 1. PURPOSE

  The purpose of the Applied Voice Technology, Inc. 1989 Restated Stock Option Plan (this "Plan") is to provide a means whereby selected employees, directors, officers, agents, consultants, advisors and independent contractors of Applied Voice Technology, Inc. (the "Company"), or of any parent or subsidiary (as defined in subsection 5.8 and referred to hereinafter as "related corporations") thereof, may be granted incentive stock options and/or nonqualified stock options to purchase the Common Stock (as defined in Section
3) of the Company, in order to attract and retain the services or advice of such employees, directors, officers, agents, consultants, advisors and independent contractors and to provide added incentive to such persons by encouraging stock ownership in the Company.

                           SECTION 2. ADMINISTRATION

  This Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a committee to administer this Plan, by such committee. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator." If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator of the Plan with respect to any persons subject or likely to become subject to Section 16 under the Exchange Act the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act.

  In the event a member of the Plan Administrator may be eligible, subject to the restrictions set forth in Section 4, to participate in this Plan, no member of the Plan Administrator shall vote with respect to the granting of an option hereunder to himself or herself, as the case may be, and, if state corporate law does not permit a committee to grant options to directors, then any option granted under this Plan to a director for his or her services as such shall be approved by the full Board.

  The members of any committee serving as Plan Administrator shall be appointed by the Board for such term as the Board may determine. The Board may from time to time remove members from, or add members to, the committee. Vacancies on the committee, however caused, shall be filled by the Board.

2.1 PROCEDURES

  The Board shall designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

2.2 RESPONSIBILITIES

  Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options correspond to the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder and any amendments thereto.

2.3 BIFURCATION OF PLAN

  Notwithstanding anything in this Plan to the contrary, the Board, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the application of any provision of this Plan to participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other participants.

                    SECTION 3. SHARES SUBJECT TO THIS PLAN

  The shares subject to this Plan shall be the Company's Common Stock (the "Common Stock"), currently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 7, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 2,850,000. If any option granted under this Plan shall expire or be surrendered, exchanged for another option, canceled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such expired, surrendered, exchanged canceled or terminated options.

                            SECTION 4. ELIGIBILITY

  An incentive stock option may be granted only to an individual who, at the time the option is granted, is an employee of the Company or a related corporation. A nonqualified stock option may be granted to any employee, director, officer, agent, consultant, advisor or independent contractor of the Company or any related corporation, whether an individual or an entity. Any party to whom an option is granted under this Plan shall be referred to hereinafter as an "Optionee."

                  SECTION 5. TERMS AND CONDITIONS OF OPTIONS

Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

5.1 NUMBER OF SHARES AND PRICE

  The maximum number of shares that may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "exercise price") shall be as established by the Plan Administrator; provided, however, that the maximum number of shares with respect to which an option or options may be granted to any Optionee in any one fiscal year of the Company shall not exceed 240,000 shares (the "Maximum Annual Optionee Grant"); and provided, further, that the Plan Administrator shall act in good faith to establish an exercise price which shall be not less than the fair market value per share of the Common Stock at the time the option is granted with respect to incentive stock options and also provided that, with respect to incentive stock options granted to greater than 10% shareholders, the exercise price shall be as required by subsection 6.1.

5.2 TERM AND MATURITY

Subject to the restrictions contained in Section 6 with respect to granting incentive stock options to greater than 10% shareholders, the term of each incentive stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years from the date it is granted but in no event shall it exceed 10 years. The term of each nonqualified stock option shall be as established by the Plan Administrator and, if not so established, shall be 10 years. To ensure that the Company or a related corporation will achieve the purpose and receive the benefits contemplated by this Plan, any option granted to any Optionee hereunder shall, unless the condition of this sentence is waived or modified in the agreement evidencing the option or by resolution adopted at any time by the Plan Administrator, be exercisable according to the following schedule:

        PERIOD OF OPTIONEE'S CONTINUOUS
                 RELATIONSHIP
    WITH THE COMPANY OR RELATED CORPORATION         PORTION OF TOTAL OPTION WHICH IS
      FROM THE DATE THE OPTION IS GRANTED                      EXERCISABLE
    ---------------------------------------         --------------------------------

                after one year                                     25%

  Each month of service completed thereafter              An additional 2.0833%

               after four years                                   100%

5.3 EXERCISE

  Subject to the vesting schedule described in subsection 5.2, each option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 100 shares (or the remaining shares then purchasable under the option, if less than 100 shares) may be purchased upon any exercise of option hereunder and that only whole shares will be issued pursuant to the exercise of any option. An Option shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price.

5.4 PAYMENT OF EXERCISE PRICE

  Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check, or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the shares being purchased.

  The Plan Administrator can determine at any time before exercise that additional forms of payment will be permitted. Unless the Plan Administrator determines otherwise, an option may be exercised by:

    (a) delivery of shares of Common Stock of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator; provided, however, that payment in stock held by an Optionee shall not be made unless the stock shall have been owned by the Optionee for a period of at least six months;

    (b) delivery of a full-recourse promissory note executed by the Optionee; provided that (i) such note delivered in connection with an incentive stock option shall, and such note delivered in connection with a nonqualified stock option may, in the sole discretion of the Plan Administrator, bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes, (ii) the Plan Administrator in its sole discretion shall specify the term and other provisions of such note at the time an incentive stock option is granted or at any time prior to exercise of a nonqualified stock option, (iii) the Plan Administrator may require that the Optionee pledge to the Company for the purpose of securing the payment of such note the shares of Common Stock to be issued to the Optionee upon exercise of the option and may require that the certificate representing such shares be held in escrow in order to perfect the Company's security interest, and
  (iv) the Plan Administrator in its sole discretion may at any time restrict or rescind this right upon notification to the Optionee; or

    (c) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise.

5.5 WITHHOLDING TAX REQUIREMENT

  The Company or any related corporation may require an Optionee to pay the Company the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. Subject to the Plan and applicable law and unless the Plan Administrator determines otherwise, the Optionee may satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the fair market value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to the exercise of an option or from any cash amounts otherwise due or to become due from the Company to the Optionee an amount equal to such taxes. The Company or any related corporation shall have the right to retain and withhold from any payment of cash or shares of Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment

5.6 HOLDING PERIODS

  5.6.1 SECURITIES AND EXCHANGE ACT SECTION 16

  If an individual subject to Section 16 of the Exchange Act sells shares of Common Stock obtained upon the exercise of a stock option within six months after the date the option was granted, such sale may result in short-swing profit recovery under Section 16(b) of the Exchange Act.

  5.6.2 TAXATION OF STOCK OPTIONS

  In order to obtain certain tax benefits afforded to incentive stock options under Section 422 of the Code, an Optionee must hold the shares issued upon the exercise of an incentive stock option for two years after the date of grant of the option and one year from the date of exercise. An Optionee may be subject to the alternative minimum tax at the time of exercise of an incentive stock option.

  The Plan Administrator may require an Optionee to give the Company prompt notice of any disposition of shares acquired by the exercise of an incentive stock option prior to the expiration of such holding periods.

  Tax advice should be obtained by an Optionee when exercising any option and prior to the disposition of the shares issued upon the exercise of any option.

5.7 TRANSFERABILITY OF OPTIONS

  Options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution and shall not be subject to execution, attachment or similar process. During an Optionee's lifetime, any options granted under this Plan are personal to him or her and are exercisable solely by such Optionee. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred hereby, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void. Notwithstanding the foregoing, to the extent permitted by Section 422 of the Code and other applicable law and regulation, the Plan Administrator may permit an Optionee to (i) during the Optionee's lifetime, designate a person who may exercise the option after the Optionee's death by giving written notice of such designation to the Company (such designation may be changed from time to time by the

Optionee by giving written notice to the Company revoking any earlier designation and making a new designation) or (ii) with respect to nonqualified stock options, transfer the option and the rights and privileges conferred hereby.

5.8 TERMINATION OF RELATIONSHIP

  If the Optionee's relationship with the Company or any related corporation ceases for any reason other than termination for cause, death or total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a three-month period, that portion of the Optionee's option which is exercisable at the time of such cessation, but the Optionee's option shall terminate at the end of such period following such cessation as to all shares for which it has not theretofore been exercised, unless such provision is waived in the agreement evidencing the option. If, in the case of an incentive stock option, an Optionee's relationship with the Company or any related corporation changes (i.e., from employee to nonemployee, such as a consultant), such change shall constitute a termination of an Optionee's employment with the Company or any related corporation and the Optionee's incentive stock option shall terminate in accordance with this subsection 5.8. Upon the expiration of the three-month period following cessation of employment in the case of an incentive stock option, or at any time prior to the expiration of the option in the case of a nonqualified stock option, the Plan Administrator shall have sole discretion in a particular circumstance to extend the exercise period following such cessation to any date up to the termination or expiration of the option. If, however, in the case of an incentive stock option, the Optionee does not exercise the Optionee's option within three months after cessation of employment, the option will no longer qualify as an incentive stock option under the Code.

  If an Optionee is terminated for cause, each option granted hereunder shall automatically terminate as of the first discovery by the Company of any reason for termination for cause, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime (except minor violations), fraud, misconduct or disclosure of confidential information. If an Optionee's relationship with the Company or any related corporation is suspended pending an investigation of whether or not the Optionee shall be terminated for cause, the Optionee's rights under each option granted hereunder likewise shall be suspended during the period of investigation.

  If an Optionee's relationship with the Company or any related corporation ceases because of a total disability, the Optionee's option shall not terminate or, in the case of an incentive stock option, cease to be treated as an incentive stock option until the end of the 12-month period following such cessation (unless by its terms it sooner terminates or expires). As used in this Plan, the term "total disability" refers to a mental or physical impairment of the Optionee which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

  Options granted under the Plan shall not be affected by any change of relationship with the Company so long as the Optionee continues to be an employee, director, officer, agent, consultant, advisor or independent contractor of the Company or of a related corporation; however, a change in an Optionee's status from an employee to a nonemployee (e.g., consultant or independent contractor) shall result in the termination of an outstanding incentive stock option held by such Optionee. The Plan Administrator, in its absolute discretion, may determine all questions of whether particular leaves of absence constitute a termination of services; provided, however, that with respect to incentive stock options, such determination shall be subject to any requirements contained in the Code. The foregoing notwithstanding, with respect to incentive stock options, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

  As used herein, the term "related corporation," when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in, at the time of the granting of the option, an unbroken chain of corporations ending with the Company, if stock possessing 50% or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain. When referring to a parent corporation, the term "related corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

5.9 DEATH OF OPTIONEE

  If an Optionee dies while he or she has a relationship with the Company or any related corporation or within the three-month period (or 12-month period in the case of totally disabled Optionees) following cessation of such relationship, any option held by such Optionee to the extent that the Optionee would have been entitled to exercise such option, may be exercised within one year after his or her death by the personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass (i) by will or by the applicable laws of descent and distribution or (ii) by a designation or transfer pursuant to Section 5.7.

5.10 NO STATUS AS SHAREHOLDER

  Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

5.11 CONTINUATION OF RELATIONSHIP

  Nothing in this Plan or in any option shall confer upon any Optionee any right to continue in the employ or other relationship of the Company or of a related corporation, or to interfere in any way with the right of the Company or of any such related corporation to terminate his or her employment or other relationship with the Company at any time.

5.12 MODIFICATION AND AMENDMENT OF OPTION

  Subject to the requirements of Code Section 422 with respect to incentive stock options and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend any outstanding option granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee.

5.13 LIMITATION ON VALUE FOR INCENTIVE STOCK OPTIONS

  As to all incentive stock options granted under the terms of this Plan, to the extent that the aggregate fair market value of the shares (determined at the time the incentive stock option is granted) with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds $100,000, such options shall be treated as nonqualified stock options. The previous sentence shall not apply if the Internal Revenue Service issues a public rule, issues a private ruling to the Company, any Optionee or any legatee, personal representative or distributee of an Optionee or issues regulations changing or eliminating such annual limit.

                   SECTION 6. GREATER THAN 10% SHAREHOLDERS

6.1 EXERCISE PRICE AND TERM OF INCENTIVE STOCK OPTIONS

  If an incentive stock option is granted under this Plan to any employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any related corporation, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the shares at the time the incentive stock option is granted. This provision shall control notwithstanding any contrary terms contained in an option agreement or any other document.

6.2 ATTRIBUTION RULE

  For purposes of subsection 6.1, in determining stock ownership, an employee shall be deemed to own the shares owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Shares owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. If an employee or a person related to the employee owns an unexercised option or warrant to purchase shares of the Company, the shares subject to that portion of the option or warrant which is unexercised shall not be counted in determining stock ownership. For purposes of this
Section 6, shares owned by an employee shall include all shares actually issued and outstanding immediately before the grant of the incentive stock option to the employee.

             SECTION 7. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

  The aggregate number and class of shares for which options may be granted under this Plan, the Maximum Annual Optionee Grant set forth in Section 5.1, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

7.1 EFFECT OF LIQUIDATION OR REORGANIZATION

  7.1.1 CASH, STOCK OR OTHER PROPERTY FOR STOCK

  Except as provided in subsection 7.1.2, upon a merger (other than a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger have the same proportionate ownership of shares of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such Optionee's option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied; provided that such acceleration will not occur if, in the opinion of the Company's outside accountants, such acceleration would render unavailable "pooling of interests" accounting treatment for any reorganization, merger or consolidation of the Company for which pooling of interests accounting treatment is sought by the Company.

  7.1.2 CONVERSION OF OPTIONS ON STOCK FOR STOCK EXCHANGE

  If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subsection 7.1.1. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the shares of Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied; provided that such acceleration will not occur if, in the opinion of the Company's outside accountants, such acceleration would render unavailable "pooling of interests" accounting treatment for any reorganization, merger or consolidation of the Company for which pooling of interests accounting treatment is sought by the Company.

7.2 FRACTIONAL SHARES

  In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

7.3 DETERMINATION OF BOARD TO BE FINAL

  All Section 7 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 425(h) and so as not to cause his or her incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Code Section 422(b).

                       SECTION 8. SECURITIES REGULATION

  Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability, if applicable, of an exemption from registration for the issuance and sale of any shares hereunder. Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

  As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK HEREUNDER.

  Should any of the Company's capital stock of the same class as the stock subject to options granted hereunder be listed on a national securities exchange, all stock issued hereunder if not previously listed on such exchange shall be authorized by that exchange for listing thereon prior to the issuance thereof.

                     SECTION 9. AMENDMENT AND TERMINATION

9.1 BOARD ACTION

The Board may at any time suspend, amend or terminate this Plan, provided that, to the extent required for compliance with Section 422 of the Code or by any applicable law or regulation, the Company's shareholders must approve any amendment which will:

  (a)  increase the number of shares that may be issued under this Plan;

  (b) modify the requirements as to eligibility for participation in this Plan; or

  (c) otherwise require shareholder approval under any applicable law or regulation.

  Such shareholder approval must be obtained within 12 months of the adoption by the Board of such amendment.

  Any amendment made to this Plan which would constitute a "modification" to incentive stock options outstanding on the date of such amendment, shall not be applicable to such outstanding incentive stock options, but shall have prospective effect only, unless the Optionee agrees otherwise.

9.2 TERMINATION OF PLAN

  This Plan shall remain in effect unless terminated by the Board or the shareholders and incentive stock options may be granted for up to ten years from the date of any amendment adopted by the Board and the shareholders of the Company, which, for tax purposes, is deemed to be the adoption of a new plan. No option may be granted after termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, impair or diminish any rights or obligations under any option theretofore granted under this Plan.

                    SECTION 10. EFFECTIVENESS OF THIS PLAN

  This Plan shall become effective upon adoption by the Board so long as it is approved by the Company's shareholders at any time within 12 months of such adoption of this Plan or, if earlier, and to the extent required for compliance with Rule 16b-3 under the Exchange Act, at the next annual meeting of shareholders after adoption by the Board.

                        APPLIED VOICE TECHNOLOGY, INC.

   PROXY FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 6, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) Richard J. LaPorte and Roger A. Fukai, and each of them, as Proxies with full power of substitution and hereby authorizes them to represent and to vote as designated below all the shares of Common Stock of Applied Voice Technology, Inc. held of record by the undersigned on March 3, 1998 at the 1998 Annual Meeting of Shareholders to be held at the Bellevue Club, 11200 Southeast 6th Street, Bellevue, Washington, at 11:00 a.m. on Wednesday, May 6, 1998, with authority to vote upon the following matters and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEM 2.

     The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of Annual Meeting of Shareholders and a Proxy Statement dated April 7, 1998.

               IMPORTANT-Please Date and Sign on the Other Side



                           . FOLD AND DETACH HERE .

                                                                Please mark
                                                                 your votes  [X]
                                                                as indicated

1. ELECTION OF DIRECTORS

                   FOR                   WITHHOLD AUTHORITY
                   all                to vote for all nominees
                nominees                    listed below
                   [_]                         [_]

   Election of the following two nominees to serve as directors for three-year term or until their successors are elected and qualified:

   William L. True           Robert Gilb

   Unless otherwise directed, all votes will be apportioned equally among those persons for whose authority is given to vote.

   Write name(s) of nominee(s) for whom vote is withheld below.

2. APPROVAL OF AMENDMENTS TO THE APPLIED VOICE TECHNOLOGY, INC. 1989 RESTATED STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN AND TO ELIMINATE THE FIXED TERMINATION DATE PROVISION OF THE PLAN AND TO ALLOW THE GRANT OF INCENTIVE STOCK OPTIONS UP TO TEN YEARS AFTER THE ADOPTION OF ANY AMENDMENT TO THE PLAN BY THE BOARD OR THE SHAREHOLDERS OF THE COMPANY.

                     FOR          AGAINST          ABSTAIN
                     [_]            [_]              [_]

   I plan to attend the Annual Meeting [_]

                                  Please sign below exactly as your name appears on your stock certificate. When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

                                  Dated:                                  , 1998
                                         ---------------------------------

                                  ----------------------------------------------
                                                   Signature

                                  ----------------------------------------------
                                             Signature if held jointly


  YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY CARD WILL HELD SAVE THE
                  EXPENSE OF ADDITIONAL SOLICITATION EFFORTS

                           . FOLD AND DETACH HERE .